UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC
Indicate by check
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2024, KLA Corporation (“KLA”) announced that KLA is merging the Electronics, Packaging and Components, KLA Instruments and Semiconductor Process Control groups into a single product and customer organization under Ahmad Khan, effective immediately. As part of this internal reorganization, on July 19, 2024, KLA determined that Oreste Donzella will assume the role of Executive Vice President and Chief Strategy Officer, responsible for key strategic initiatives at KLA, and will cease serving in his role as Executive Vice President, Electronics, Packaging and Components, effective July 25, 2024.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: July 25, 2024	By:	/s/ Bren D. Higgins
	Name:	Bren D. Higgins
	Title:	Executive Vice President and Chief Financial Officer